Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Ohio Quality Income Municipal Fund, formerly, Nuveen Ohio Quality Income Municipal Fund, Inc.

333-182721
811-06385


The annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization to enable the Fund to reorganize as a newly created
Massachusetts business trust, the approval of an Agreement and Plan of Reorganization, the approval of the issuance of additional common shares, the approval of an amendment to the Funds articles of incorporation and the election of Board Members. The meeting was subsequently adjourned to November 16, 2012.

Voting results for November 16, 2012 are as follows:

    Common and Preferred shares voting
 together as a class
     Preferred
 Shares
     Common
 Shares
To approve an Agreement and Plan of
Reorganization to enable the Fund to
reorganize as a newly created
Massachusetts business trust.



   For
            5,416,070
                 735
                    -
   Against
               348,966
                    -
                    -
   Abstain
               315,674
                    -
                    -
   Broker Non-Votes
            1,530,323
                    -
                    -
      Total
            7,611,033
                 735
                    -




To approve an Agreement and Plan of
Reorganization.



   For
            5,371,087
                 735
                    -
   Against
               384,822
                    -
                    -
   Abstain
               324,801
                    -
                    -
   Broker Non-Votes
            1,530,323
                    -
                    -
      Total
            7,611,033
                 735
                    -




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
            4,559,463
                    -
       4,559,463
   Against
               388,847
                    -
          388,847
   Abstain
               285,820
                    -
          285,820
   Broker Non-Votes
            1,944,417
                    -
       1,944,417
      Total
            7,178,547
                    -
       7,178,547




To approve an amendment to the Funds
articles of incorporation.



   For
            5,206,957
                 735
                    -
   Against
               537,388
                    -
                    -
   Abstain
               336,365
                    -
                    -
   Broker Non-Votes
            1,530,323
                    -
                    -
      Total
            7,611,033
                 735
                    -




Proxy materials are herein
incorporated by reference
to the SEC filing on August 28,
2012, under
Conformed Submission Type
DEF N148C/A, accession
number 0001193125-12-372038.